                                                                   Exhibit 10.15

SUB LEASE AGREEMENT ENTERED BY AND BETWEEN LEVIMEX INMOBILIARIA, S.A. DE C.V., REPRESENTED BY MR. ANTONIO RANGEL HEREIN AFTER REFERRRED TO AS THE "SUB-LESSOR", AND HUDSON RESPIRATORY CARE TECATE, S. DE R.L. DE C.V. REPRESENTED BY MR. PATRICK G. YOUNT HEREIN AFTER REFERRED AS "SUB-LESSEE", WITH THE PRESENCE OF LEVITON MANUFACTURING COMPANY INC. REPRESENTED HEREIN BY MR. HAKKI TANSI HEREIN REFERRED TO AS THE "GUARANTOR" AND HUDSON RESPIRATORY CARE, INC. REPRESENTED BY MR. PATRICK G. YOUNT HEREINAFTER REFERRED TO AS THE "SURETY" PURSUANT TO THE FOLLOWING REPRESENTATIONS AND CLAUSES:


                                 REPRESENTATIONS


     I.   SUB-LESSOR REPRESENTS AND WARRANTS:

     A.- That on March 1, 1998, Levical, S.A. de C.V.and Desarrollos Industriales de Tecate, S.A. de C.V., as the owner, (hereinafter the "LESSOR") executed a lease agreement, attached hereto as Exhibit "A", with regard to the rental premises (land and building) located at Km 129.66 of the Tecate - Mexicali highway, "Rancho El Descanso" Tecate, Baja California (hereinafter referred as the PREMISES), which total area consists of 290,000 square feet, including the industrial building, having the measurements and boundaries described in Public Deed number 70,885, volume 775 dated July 19, 1989, granted before Notary Public number one, Mr. Guillermo Gonzalez Herrera from the city of Tijuana, Baja California; which first testimony has been duly recorded before the Public Registry of Property of the City of Tecate, Baja California, under number 7,751, Volume 53, pages 53, Civil Section., on August 18, 1989. The building is a concrete and cinder block edifice with a metal corrugated roof suspended by it's own steel column and beam structure as described in Exhibit "B". The floor is reinforced concrete slab with a mean thickness of approximately 6".


     B. That Levical, S.A. de C.V., assigned the rights to the lease agreement contained in Exhibit "A" above, as evidenced by the Assignment of Rights agreement, and the written letter of consent provided by LESSOR, both documents attached hereto as Exhibit "C"

     C. That the TENTH clause in the lease agreement mentioned in section II-A, authorizes his principal to sub-lease the PREMISES, as long the requisites stated in the same clause are met and that it has obtained LESSOR'S written consent to sublease the PREMISES, as stated in document attached hereto as exhibit "D", in accordance with this agreement.

     D. That the foregoing PREMISES have been provided with the necessary public utilities infrastructure, (as described in Exhibit "E" attached herewith) which location,

                                                                   Exhibit 10.15

availability and capacity make them adequate to efficiently carry forth industrial activities, and that he is aware that such utilities infrastructure is the fundamental intent of SUB-LESSEE to execute this Sublease Agreement.

     E. That the PREMISES are free from zoning restrictions and legal impediments, and that all land use permits and licenses have been secured to operate as an industrial manufacturing facility. Copy of such certificate is attached herewith as Exhibit "F".

     F. That the PREMISES fulfill all legal and administrative requirements necessary to install and establish an industrial facility thereon.

     G. That the PREMISES are free from any liens or burden of any kind or nature, and that SUB LESSOR or LESSOR, as stated in the lease agreement shall be responsible for an liabilities derived from utilities, taxes or other on the PREMISES, prior to the execution of this agreement.

     H. That as of the date of execution of this agreement SUB-LESSOR is in full compliance of its obligations in terms of lease agreement, and that it is a Mexican corporation as evidenced in Public Deed number 6,047, dated December 7, 1999, under volume 143 of the protocol of Notary Public number Seven of the city of Tijuana, Baja California, Mexico; which first testimony has been duly recorded before the Commerce Section of the Public Registry of Property and Commerce of the City of Tijuana, under number 5200271, being interested in sub-leasing the PREMISES to the SUB-LESSEE pursuant to the following clauses. (Copy of such Public Deed is attached herewith as Exhibit "G").

     I. That Mr. Antonio Rangel has enough authority to bind SUB-LESSOR in terms of this agreement, authority which as of today has not been revoked or limited in any manner whatsoever as evidenced by Public Deed number 6,047, dated December 7, 1999, under volume 143 of the protocol of Notary Public number Seven of the City of Tijuana, Baja California, Mexico; which first testimony has been duly recorded before the Commerce Section of the Public Registry of Property and Commerce of the City of Tijuana, under number 5200271. . (Copy of such Public Deed is attached herewith as Exhibit "H").


     II  SUB-LESSEE REPRESENTS AND WARRANTS:

     A. To be a Mexican corporation as evidenced in Public Deed number 45,952, Volume 370 dated March 11, 2002, granted before Notary Public number eight of the city of Tijuana, Baja California, Mr. Ricardo del Monte Nunez; which first testimony is in the process of being recorded before the Public Registry of Property and Commerce of the City of Tecate. (Copy of said Deed is attached herewith as Exhibit "I").

     B. That it is interested in sub-leasing the PREMISES, has the necessary financial resources to honor the obligations to be undertaken herein, being SUB-LESSEE'S fundamental

                                                                   Exhibit 10.15

intent to execute this agreement, the public utilities infrastructure represented by SUB-LESSOR under Representation I-D above.

     C. That Mr. Patrick G. Yount has enough authority to bind SUB-LESSEE in terms of this agreement, authority which as of today has not been revoked or limited in any manner whatsoever as evidenced by the Public Deed referred to in Statement II A) above.


     III  GUARANTOR REPRESENTS AND WARRANTS:

     A. That LEVITON MANUFACTURING CO. INC. is indeed the parent company of SUB-LESSOR and a corporation duly organized according to the laws of the United States of America.

     B. That Mr. Hakki Tansi has enough authority to bind GUARANTOR which as of the date of execution of this agreement has not been revoked or limited in any way.


     IV   SURETY REPRESENTS AND WARRANTS:

     A. That HUDSON Respiratory Care, Inc. is the parent company of the SUB-LESSEE and a corporation duly organized according to the laws of the State of California.

     B. That Mr. Patrick G. Yount has enough authority to bind SURETY, which as of the date of execution of this agreement has not been revoked or limited in any way.

     C. That it wishes to guaranty each and every one of the obligations of the SUB-LESSEE hereunder.

     Pursuant to the above recitals, the parties agree as follows:


                                     CLAUSES


          FIRST.- SUB-LEASE

     Upon LESSOR'S express consent, pursuant to the TENTH clause of Exhibit "A" of this agreement, which consent is hereby confirmed by Exhibit "D" described in Representation I-C, as of April 01, 2002, the SUB-LESSOR sub-leases the PREMISES to the SUB-LESSEE granting use and enjoyment rights. As of the execution of this agreement, SUB-LESSOR shall allow SUB-LESSEE to begin making modifications and improvements to the PREMISES.

                                                                   Exhibit 10.15

     The SUB-LESSEE agrees to return the PREMISES upon the expiration of the lease relationship in the same condition, excluding both normal wear and tear, and other events which damage said PREMISES but are not SUB-LESSEE'S responsibility under the present agreement.


          SECOND.- ENVIRONMENTAL REGULATIONS.

     SUB-LESSOR warrants that the PREMISES shall be delivered free and clear of any type of environmental hazard or waste and that is has fully complied with the applicable Mexican environmental regulations during the prior occupation of the PREMISES. To such extent SUB-LESSOR has obtained a certification from the applicable Mexican environmental authorities, which is attached hereto as Exhibit J. SUB-LESSOR further warrants that it will be responsible for any environmental liabilities derived from the PREMISES, prior to the execution of this agreement.

     The SUB-LESSEE may not install or operate a pollutant industry within the PREMISES. It is agreed by the SUB-LESSEE that industrial engagement in air polluting activities such as manufacturing of paints, varnishes, repair of automobile engines, repair of automobile bodies or any other industry commonly classified as a chemical industry, shall be considered as polluting industries.

     The SUB-LESSEE assumes all liability arising out of its activities imposed by Mexican Law and regulations on pollution and environmental matters.

          THIRD.- IMPROVEMENTS.

     SUB-LESSEE and SUB-LESSOR agree to equally divide the cost of installing lighting in main assembly area, following the specifications mentioned in Exhibit "K". SUB-LESSOR shall be responsible for contracting the installation of such lighting fixtures, which should be completed no later than April 1/st/, 2002.

     The SUB-LESSEE may build and carry out adjustments, remodeling, and improvements necessary to carry out its activities within the PREMISES. In this regard, LESSOR and SUB-LESSOR shall assist SUB-LESSEE in obtaining all applicable licenses and permits required. In addition the SUB-LESSEE agrees that all adjustments, remodeling and improvements, which may affect the structure of the PREMISES or the building, must be approved previously in writing by LESSOR, which approval shall not be unreasonably withheld or delayed.

     The SUB-LESSEE shall have the right to remove all adjustments, remodeling and improvements, built at its own expense, upon the expiration of the sub-lease agreement. However, LESSOR shall have the right to request that SUB-LESSEE remove all adjustment, remodeling and improvements not suitable to the PREMISES. The SUB-LESSEE in case of vacancy shall leave the PREMISES ready for immediate occupancy, except for normal wear and tear and other non-liability damages described in this agreement.

                                                                   Exhibit 10.15

          FOURTH.-RENT

     The SUB-LESSEE shall pay $35,000.00 dollars (plus applicable the applicable value added tax) to SUB-LESSOR as monthly rent.

     The SUB-LESSEE shall pay the monthly rent in advance within the first five days of each month at SUB-LESSOR'S domicile at 20004 BLVD Insurgentes, Tijuana, Baja California, Mexico, upon delivery of SUB-LESSOR'S receipts complying with all legal requirements in terms of applicable Tax provisions.

     Payment of rent shall commence upon delivery of the PREMISES to SUB-LESSEE. Such delivery shall occur upon the conclusion of the installation of the lighting fixtures referred to in Clause Third herein, as well as general cleaning and upkeep to the PREMISES, referred to in Exhibit "L" hereto. On the delivery date the parties agree that a document will be prepared in writing in which SUB-LESSEE acknowledges receipt of the PREMISES. Should such date occur on a date other than the first of the month, SUB-LESSE shall only be responsible for the proportional payment of rent for such month.

     As of the thirteenth month of the life of this sublease, and on every subsequent anniversary thereof, the monthly rent shall be increased in an amount equal to the percentage increase from the Base Index Date in the Consumer Price Index for the city of San Diego, California, United States of America, as published by the United States Department of Labor, Bureau of Labor Statistics.


          FIFTH.- TERM.

     The SUB-LESSOR subleases the PREMISES for a term of three years, as of April 01, 2002 and through March 31, 2005. SUB-LESSEE at its sole option shall be entitled to three one year options to extend this sublease agreement, by giving at least 6 months prior written notice of its desire to exercise such option.

          SIXTH.- INSURANCE.

     The parties agree to insure the PREMISES against damages. The insurance policy shall cover fire, earthquake and liability of third parties, and the insured value shall be for a equal to the maximum replacement value of said PREMISES, agreeing all parties in the replacement value of the PREMISES works performed by SUB-LESSEE, among others those mentioned in Clauses Third and Seventh of this agreement will not be included. Therefore, all parties agree that the replacement value of the PREMISES will be that determined on the date on which SUB-LESSEE takes possession of the PREMISES. The insurance will be renewed annually.

     Cost of Insurance shall be bourne 50% by SUB-LESSEE and 50% by SUB-LESSOR. Nevertheless, SUB-LESSOR agrees to insure the PREMISES according to the above paragraph

                                                                   Exhibit 10.15

and make the necessary payments to the corresponding insurance company. SUB LESSEE shall reimburse SUB-LESSOR for fifty percent of the cost of such insurance within a ten day period as of the date the corresponding invoice is delivered.


          SEVENTH.- MAINTENANCE AND REPAIRS.

     SUB-LESSOR shall make the repairs clearly detailed in exhibit "L" of this agreement prior to SUB-LESSEE taking possession of the PREMISES.

     The SUB-LESSEE, at its own expense, shall make any and all non-structural repairs to the PREMISES, whenever such repairs are necessary due to SUB-LESSEE'S use of such PREMISES; all other repairs shall be covered by LESSOR, as per the lease agreement attached hereto as Exhibit "A".

          EIGHTH.- DAMAGES TO PREMISES.

     The SUB-LESSOR and SUB-LESSEE agree that in case of damage to the PREMISES, both parties shall appraise the extent of the damage and the steps to be taken to repair them. The SUB-LESSOR and SUB-LESSEE shall agree on the necessary percentage of rental reduction, , provided that said damages are not directly attributable to acts or ommisions of SUB-LESSEE, its officers, directors, employees or guests. If said damages are not directly attributable to acts or ommisions of SUB-LESSEE, its officers, directors, employees or guests the rental reduction shall be based on the actual area that remains available to SUB-LESSEE, even if the damages to the PREMISES are caused deriving from acts of God or Force Majeure, In this last scenario SUB-LESSOR shall bear all expenses incurred to restore the damage done to the PREMISES within 60 days, and if fails to do so within such term, then SUB-LESSEE may rescind the Agreement without any liability whatsoever.

     Likewise, SUB-LESSOR agrees that SUB-LESSEE may offset any further amounts incurred by SUB-LESSEE regarding the PREMISES for which SUB-LESSOR was responsible and hence, should have covered, against the RENT, provided that the parties agree that prior to having SUB-LESSEE offset any amount from rent the parties must agree on the cost and urgency of said expenses, by way of express written consent.

          NINTH.- PUBLIC UTILITIES.

     SUB-LESSEE agrees to pay for any and all public utilities currently established, or to be installed within the PREMISES, including but not limited to electrical power, water, telephone, etc. Consequently, SUB-LESSEE agrees to deal directly with the corresponding public service company towards the continuation of the aforestated services, either with respect to initial installation, suspension or cancellation.

                                                                   Exhibit 10.15

          TENTH.- RESCISSION.

     If SUB-LESSEE were to incur in one of the following events of default:

          a)   Usage of PREMISES for purposes other then those agreed herein;

          b) Should SUB-LESSEE fail to comply with the laws and regulations for the use of the PREMISES as provided by the corresponding Mexican authorities;

          c) The establishment of leasehold improvements in violation of clause THIRD above;

          d) Default on two rental payments or more, pursuant to clause FOURTH above;

          e) Failure to pay insurance policy, expenses and renewals thereto, pursuant to clause SIXTH above; or

          f) Permitting the use of the PREMISES to a third party without the express written consent of LESSOR and SUB-LESSOR; or by any other means cede the rights granted by this agreement; or by any means cede derived possession of the PREMISES; then SUB-LESSOR may,

     Immediately rescind this sub-lease agreement and eject SUB-LESSEE from the PREMISES. In case SUB-LESSOR initiates any action to terminate this agreement, the SUB-LESSEE shall reimburse the SUB-LESSOR for reasonable costs related to the SUB-LESSEE'S vacancy of the PREMISES, in the understanding that if the SUB-LESSEE does not vacate the PREMISES, SUB-LESSEE shall pay to SUB-LESSOR, as liquidated damages a monthly amount equal to 2 (two) times the monthly rent in force on the date in which said action may be initiated or that in force prior to the termination of this agreement. The SUB-LESSEE acknowledges that this clause shall not be construed as an authorization to occupy the PREMISES beyond the term set forth herein.

     Notwithstanding the above, SUBLESSOR agrees that it will allow SUBLESSEE to cure any event of default described herein, within thirty calendar days of written notice of such event of default. The thirty day term shall commence upon receipt of the postal remittance. Once the thirty day term has elapsed without cure of default, SUB-LESSOR shall exercise its right herein agreed.

     In addition to all other remedies, have the right to declare and collect the entire unpaid balance of rent to the end of the last year of the existing lease term of extension thereof then in effect and also declare all other sums due to SUB-LESSOR, immediately due and payable, plus

                                                                   Exhibit 10.15

interest at the rate of 18% (Eighteen percent) per annum on said sums from the date of such declaration until paid in full.

          ELEVENTH.- VISITS.

     The LESSOR and SUB-LESSOR shall have the right to enter the PREMISES during all of SUB-LESSEE'S office hours. And in emergencies at all times.

     Only after proper written notification of SUB-LESSEE of intent to terminate this agreement, SUB-LESSOR shall have the right to show the PREMISES to any prospective clients. SUB-LESSOR will obligated to identify all visitors. Under no circumstances are agents of SUB-LESSEE'S commercial competition to be allowed on the PREMISES.

     SUB-LESSOR or LESSOR have to give notice prior to entering the PREMISES, only in cases of emergencies are they exempt from this.

          TWELFTH. NOTICE.

     The parties agree that all notices, correspondence or communication to be delivered in accordance with this agreement shall be made by CERTIFIED MAIL, RETURN RECEIPT REQUESTED, acknowledging receipt of the communication by the recipient to the addressees indicated herein below.

     LESSOR:

     Attention to:      ALEJANDRO DE LA VEGA VALLADOLID
                        Ave. 20 de Noviembre No. 12716
                        Col 20 de Noviembre
                        Tijuana, Baja California, Mexico C.P. 22430


     SUB-LESSOR:

     Attention to:      Lic. Antonio Rangel
                        Blvd. Insurgentes No. 20004
                        Tijuana, Baja California, Mexico

     SUB-LESSEE:

     Attention to:      Patrick Yount
                        Hudson Respiratory Care Tecate, S. de R.L. de C.V.
                        Calle Mision San Diego No. 2937-301

                                                                   Exhibit 10.15
                        Zona Rio,
                        Tijuana, Baja California, Mexico

     SURETY:

     Attention to:      Patrick Yount
                        Hudson Respiratory Care, Inc.
                        27711 Diaz Road,
                        PO Box 9020,
                        Temecula, CA 92589-9020

     GUARANTOR:

     Attention to:      Mr. Hakki Tansi
                        Leviton Manufacturing Co. Inc.
                        59-29 Little Neck Parkway
                        Little Neck, NY, 11362-2591


     With a copy to:

                        Lic. Eduardo Bustamante Figueroa
                        Blvd Agua Caliente No. 10535-901
                        Tijuana, Baja California, Mexico,CP 22420

     Any changes of domicile shall be notified to the other parties with at least ten days anticipation as of the date on which such change shall take effect. No change of domicile shall be considered to be effective unless notice of change of domicile is proved and acknowledged in writing.

          THIRTEENTH. INDEMNITY.

     The SUB-LESSEE shall reimburse whatever payment is made by SUB-LESSOR or LESSOR arising out of claims of third parties, including court expenses and costs, as a consequence of SUB-LESSEE'S unlawful usage of PREMISES or SUB-LESSEE'S own wrongful conduct. Thus LESSOR or SUB-LESSOR shall provide written notice to the SUB-LESSEE and give the latter the right to handle the particular claim with attorneys of SUB-LESSEE'S own choosing, unless the claim is covered by liability insurance carried by SUB-LESSEE. Reimbursement shall be made ten calendar days upon delivery of the adjudicated claim of final judgment by applicable third party.

                                                                   Exhibit 10.15

     In turn SUB-LESSOR or LESSOR shall indemnify SUB-LESSEE with respect to any claims by third parties against SUB-LESSEE for any matters which are SUB-LESSOR'S or LESSOR'S responsibility.

          FOURTEENTH.  TRANSFER OF ASSETS.

     SUB-LESSOR by way of this agreement transfers a list of assets to SUB-LESSEE, these assets are described in "EXHIBIT "M" of this agreement. These assets are transferred "as is" and SUB-LESSOR shall not be responsible for any issue with regard to such assets as of the execution of this agreement, and their delivery to SUB-LESSEE.

          FIFTEENTH. GUARANTY.

     LEVITON MANUFACTURING COMPANY INC. is fully aware of the execution this agreement and guarantees its execution for the LESSOR, just as it is described in the TENTH clause of exhibit "A" of this agreement.

     HUDSON Respiratory Care, Inc. guarantees to SUB-LESSOR, SUB-LESSEE'S payment of any obligations assumed hereunder, whereupon SURETY shall make prompt payment of any amount due under this agreement or any other documents signed by SUB-LESSEE, provided such amounts are not due as deriving from SUB-LESSOR'S default to its obligations in terms of the agreement attached herewith as Exhibit "A" SUB-LESSOR shall notify the SURETY of any default on part of SUB-LESSEE, in conjunction with notice to SUB-LESSEE, of any obligations hereunder and grant a thirty day term to allow SURETY to cure any such default.

     The thirty day term shall commence upon receipt of postal remittance. Once the thirty day term has elapsed without cure of default, SUB-LESSOR shall exercise its right herein agreed.

          SIXTEENTH. DEPOSIT.

     SUB-LESSOR hereby acknowledges to have received from SUB-LESSEE, as deposit, the amount of $35,000.00 Dollars (Thirty Five Thousand Dollars and 00/100 U.S. Cy.) in order to guarantee its obligations hereunder. Said deposit shall be reimbursed to the SUB-LESSEE, after SUB-LESSOR carries out an inspection of the condition on which the PREMISES are returned. Said inspection shall be carried out within 10 (ten) working days of date of termination and any amount of the deposit to be refunded to the SUB-LESSEE shall be paid within 30 (thirty) days of the inspection. The parties agree that SUB-LESSOR will deposit such amount in an interest bearing account, and that it shall reimburse the agreed amount plus interest.

          SEVENTEENTH. ABSENCE OF BENEFITS TO THIRD PARTIES.

                                                                   Exhibit 10.15

     None of the obligations assumed by any of the parties hereunder is for the benefit of any third party, and therefore no third party shall have any rights against any of the parties to this sub-lease by reason of any of the provisions herein.

          EIGHTEENTH. ASSIGNMENT.

     SUBLESSEE shall not be allowed to assign or transfer its rights as per this agreement unless consent is obtained in writing from LESSOR and SUB-LESSOR. Nevertheless, SUBLESSOR hereby gives its consent so that SUB-LESSEE may assign its right to a related company, affiliate or subsidiary of Hudson Respiratory Care, Inc. SUBLESSOR also warrants that it has obtained LESSOR'S consent for such assignment, as stated in Exhibit "O" hereto.

          NINETEENTH. LANGUAGE

     The parties agree to execute this agreement in Spanish and English, both versions shall bind the parties, but both of which shall constitute one and the same agreement.

          TWENTIETH. NO WAIVER OF RIGHTS

     Both parties agree that the failure to apply any of the penalties referred to herein shall not imply under any circumstance a waiver of rights for future occasions.

          TWENTY FIRST. SEVERABILITY

     The judicial resolution or annulment of any provision of this agreement shall not imply the annulment of the other provisions.

          TWENTY SECOND. UNITY

All texts and exhibits of this Agreement shall be considered as an integral part of the same.

          TWENTY THIRD. CAPTIONS

     The inclusion of captions in this Agreement is used only for purposes of reference. Therefore such captions shall not establish any obligation with regards hereto, nor shall they govern the construction of the corresponding clauses.

          TWENTY FOURTH. ENTIRE AGREEMENT

                                                                   Exhibit 10.15

     This Agreement includes the entire understanding between the parties with regards to the subject matter hereof, therefore any pact, agreement or covenant, oral or in writing, entered into prior to the date of execution hereof shall have no effect whatsoever.

     Likewise, any amendment hereto shall be in writing and shall be executed by the representatives of the parties, and the parties shall not argue any agreement, contract or verbal covenant, that amends, extends or renews the term and content of the clauses hereof.

          TWENTY FIFTH. VENUE AND JURISDICTION.

     The parties agree to subject the interpretation and enforcement of this agreement to the Laws of the State of Baja California, Mexico, and to bind themselves to the venue of jurisdiction of the competent Courts for the city of Tijuana, Baja California, Mexico, thereby waiving any and all jurisdiction to which they may be entitled by virtue of present or future domiciles, or otherwise.

     The SUB-LESSOR, SUB-LESSEE, and SURETY having read and agreed to the foregoing, execute this agreement on March 12, 2002 in the city of Tijuana, Baja California; LEASE GUARANTOR'S execution of the same being dated March ___ 2002 at its corporate domicile.


         SUB-LESSOR:                               SURETY


  /s/ Lic, Antonio Rangel                    /s/ Patrick G. Yount
----------------------------------          ------------------------------------
Levimex Inmobiliaria, S.A. de C.V.          Hudson Respiratory Care, Inc.
Represented by:                             Represented by:
Lic. Antonio Rangel                         Patrick G. Yount


         GUARANTOR:                         SUB-LESSEE:

  /s/ Hakki Tansi                        /s/ Patrick G. Yount
----------------------------------     -----------------------------------------------
Leviton Manufacturing, Co. Inc.        Hudson Respiratory Care Tecate, S de R.L. de CV
Represented by:                        Represented by:
Mr. Hakki  Tansi                       Mr. Patrick G. Yount